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                          USLIFE Corporation
     Form 10-Q for the Quarterly Period Ended September 30, 1995
                            Exhibit Index


Exhibit Number
Per Item 601 of
Regulation S-K
_______________

10   (i) - USLIFE Corporation 1981 Stock Option Plan.

     (ii) - USLIFE Corporation 1978 Stock Option Plan, as amended.

     (iii) - USLIFE Corporation Restricted Stock Plan (As Amended
     Effective September 1, 1995).

     (iv) - USLIFE Corporation 1991 Stock Option Plan (As Amended
     Effective September 1, 1995).

     (v)  -   USLIFE  Corporation  Book  Unit  Plan  (As  Amended
     Effective September 1, 1995).

27   Financial Data Schedule